                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          International Paper Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                           [LOGO] International Paper

                              400 Atlantic Street
                          Stamford, Connecticut 06921

JOHN T. DILLON
Chairman and Chief Executive Officer

                                                                 March 25, 2002

Dear Fellow Shareholder:

    This year's annual meeting will be held in Reid Hall (the "Castle"), Manhattanville College, 2900 Purchase Street, Purchase, New York. The meeting will start at 8:30 a.m., on Tuesday, May 7, 2002. You are cordially invited to attend this meeting and we look forward to seeing you there.

    The following Proxy Statement outlines the business to be conducted at the meeting.

    Whether you plan to attend the meeting or not, your vote is important. We urge you to vote by dating, signing and returning the enclosed proxy card, or voting via telephone or the Internet.

    Attendance at the meeting is limited to shareholders of record as of the close of business on March 12, 2002, or their duly appointed proxy holders (not to exceed one proxy per shareholder), and to guests of management.

    Thank you for your continued support.

                                          Sincerely,

                                          /s/ John T. Dillon

                           [LOGO] International Paper

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Owners of Common Stock of International Paper Company:

Time:.......................  8:30 a.m. Tuesday, May 7, 2002


Place:......................  Reid Hall "The Castle"
                              Manhattanville College
                              2900 Purchase Street
                              Purchase, New York 10577

Items of Business:..........  (1) Elect one class of directors for a term of three years: Samir G. Gibara, Jane C.
                                  Pfeiffer, and Charles R. Shoemate, and
                              (2) Transact such other business properly brought
                                  before  the meeting or any adjournment.

Record Date:................  Holders of International Paper Common Stock of
                              record at the close of business on March 12, 2002, are entitled to vote at the meeting.

    Your Board of Directors urges shareholders to vote for item 1.

                                          By order of the Board of Directors,

                                               BARBARA L. SMITHERS
                                          Vice President and Secretary

March 25, 2002

                               Table of Contents

                                                                         Page
                                                                         ----
  General Information...................................................   1

  Corporate Governance..................................................   4

  Common Stock Ownership of Directors and Management....................   8

  Compensation of Directors.............................................  10

  Matters To Be Considered at the Meeting...............................  11

  Report of the Management Development and Compensation Committee of the
    Board of Directors..................................................  14

  Performance Graph.....................................................  17

  Additional Information Regarding Executive Compensation...............  18

    Compensation........................................................  18

    Retirement Benefits.................................................  23

    Termination Agreements..............................................  24

  Report of the Audit and Finance Committee of the Board of Directors...  26

  The Company's Independent Auditor.....................................  27

                                PROXY STATEMENT

                           INTERNATIONAL PAPER COMPANY
                              400 Atlantic Street
                          Stamford, Connecticut 06921
                                 (203) 541-8000



                              GENERAL INFORMATION


This Proxy Statement is furnished to you by the Board of Directors of International Paper Company in connection with the solicitation of your proxy to be voted at the annual meeting of shareholders to be held on May 7, 2002. You are entitled to one vote for each share of common stock held of record at the close of business on March 12, 2002. As of that date, there were 482,716,847 shares of common stock outstanding.

The annual report, including the audited financial statements of International Paper for the fiscal year ended December 31, 2001, has been provided to you with this Proxy Statement. Read it carefully in conjunction with this Proxy Statement before voting on any proposals since it contains details of the Company's operations and other relevant disclosures.

This Proxy Statement and the form of proxy were first sent to shareholders commencing March 25, 2002.

Proxy Procedures

You have a choice of voting by telephone, Internet or mail.

    Voting by Telephone

The telephone voting procedure is simple and fast. Dial the 800 number on your proxy card or voting instruction form and listen for further directions. You must have a touch-tone phone and an 800 number on your proxy card in order to respond to the questions. This vote will be counted immediately and there is no need to send in your proxy card. You may revoke your proxy at any time before its exercise by (1) subsequent telephone or Internet vote; (2) submitting a written revocation; (3) submitting a new proxy; or (4) attending and voting at the annual meeting. Please refer to your proxy card or voting instruction card for specific instructions on how to vote. If you hold your shares through a securities broker (that is, in street name), your broker can advise you whether you will be able to vote by telephone.

    Voting by Internet

Voting by Internet is easy and quick. Read your proxy card or your voting instruction form and follow the directions. You will need to have and enter your control number located on your proxy card or voting instruction form. You may revoke your proxy at any time before its exercise by (1) subsequent Internet or telephone voting; (2) submitting a new proxy; (3) submitting a written revocation; or (4) attending and voting at the annual meeting. Please refer to your proxy card or voting instruction card for specific instructions on how to vote.

    Voting by Proxy Card

Shares eligible to be voted, and for which a properly signed proxy is returned, will be voted in accordance with the instructions specified on the proxy card. If you do not mark any instructions, your shares will be voted in favor of proposal 1. If any other matters come before the meeting, your proxy will be voted in accordance with the best judgment of the persons voting them. As of the time this Proxy Statement was printed, management was not aware of any other matters to be voted upon. You may revoke your proxy at any time before its exercise by (1) submitting a written revocation; (2) submitting a new proxy; (3) voting by telephone or Internet as described above; or (4) attending and voting at the annual meeting. If you hold your shares in street name, please complete and mail the voting instruction card forwarded to you by your broker.

Solicitation of proxies may be done by directors, officers and employees of the Company, as well as by Georgeson Shareholder Communications, Inc. Payments to that firm as compensation are estimated to be about $15,000 plus reimbursable expenses. This solicitation may be carried out by mail, telephone, telecommunication, or personal interview. The cost of any such solicitations will be borne by the Company.

    Who Counts the Vote and is it Confidential?

The Company has a policy of confidentiality in the voting of shareholder proxies. It uses the services of IVS Associated Inc., as independent inspectors of election, and Automatic Data Processing to receive and tabulate the proxy vote. These representatives are the only persons who process and have access to your proxy card, telephone, or Internet vote.

Admittance Procedures at the Meeting

    Shareholders of Record

If you are a shareholder of record as of the close of business on March 12, 2002, you (or your duly appointed proxy holder) are entitled to vote and attend the meeting. Certain procedures have been adopted to ensure that no inconvenience or delays are caused to the Company's shareholders or their proxy holders when entering the meeting.

If you plan to attend the meeting in person or appoint someone to attend as your proxy (other than the proxies set out on the proxy card), please check the appropriate box on your proxy card. An admittance card will then be reserved for you or your proxy in advance of the meeting. If you are appointing your own proxy, please include his or her name on the request. The admittance card will be delivered to you or your proxy holder at the shareholders' admittance desk at the meeting upon verification of identification of you or your proxy holder. If you vote by Internet or telephone, follow the instructions provided for attendance.

If you are a record shareholder but do not have an admittance card reserved for you at the meeting, you will be admitted upon verification of ownership at the shareholders' admittance desk. If you have not appointed a proxy in advance or have changed the appointed proxy, your duly appointed proxy who attends the meeting in your place will be required to present evidence of your signature on the proxy (a copy of your driver's license or employment identification card or other identification with your signature). This is to make sure that only valid proxies are admitted and voted.

    Shareholders Through Intermediaries

Persons who own stock through brokers, trustees, plans or "street name" and not directly through ownership of stock certificates are considered "beneficial owners." Beneficial owners of record on March 12, 2002, or their duly appointed proxy holders, can obtain admittance cards only at the shareholders' admittance desk by presenting evidence of common stock ownership in the Company. This evidence could be a proxy from the institution that is the record holder of the stock or your most recent bank or brokerage firm account statement, along with proper identification. If you are a beneficial shareholder who will appoint a proxy to attend the meeting on your behalf, your duly appointed proxy will be required to comply with the procedures described above in this paragraph, as well as the admittance procedures described above for duly appointed proxies not designated in advance.

Future Shareholder Proposals and Nominations

In order to be considered for inclusion in next year's Proxy Statement, shareholder proposals intended to be presented at the 2003 annual meeting must be made in writ ing and received by the Secretary of the Company at the Company's principal executive offices by the close of business on or before November 25, 2002.

Other shareholder proposals intended to be introduced at the 2003 annual meeting must be made in accordance with Article I, Section 7 of the Company's By-laws. Thus, shareholder proposals intended to be presented at the 2003 annual meeting, but not included in the 2003 Proxy Statement, must be received by the Secretary of the Company not earlier than January 13, 2003, nor later than February 12, 2003, if the annual meeting is held on May 13, 2003, and must conform to the requirements set out in the Company's By-laws. Nominations by shareholders for directors must be made in accordance with Article II, Section 9 of the Company's By-laws. Thus, the shareholder nominations to be considered by the Governance Committee for the 2003 election of directors must be received by the Secretary of the Company not earlier than January 13, 2003 nor later than February 12, 2003, if the annual meeting is held on May 13, 2003, and must conform to the requirements set out in the Company's By-laws.

                             CORPORATE GOVERNANCE


Board of Directors

The Board is comprised of three classes of directors: Class II directors, of whom there are currently three, who were elected to serve until the 2002 annual meeting; Class I directors, of whom there are currently four, who were elected to serve until the 2004 annual meeting; and Class III directors, of whom there are currently five, who were elected to serve until the 2003 annual meeting. Directors in each class are elected for a three-year term unless they resign or retire earlier. New directors elected by the Board are assigned to a class until the first annual meeting after their election by the Board.

Company policy on tenure of directors requires current outside directors to retire from the Board upon their 72nd birthday, whether or not the term for which they have been elected has expired. Employee directors must retire when they leave the Company. Mr. C. Wesley Smith retired as a director on January 31, 2002, when he retired as an Executive Vice President from the Company. Outside directors elected for the first time after July 13, 1999 must retire from the Board upon their 70th birthday.

Eight regular meetings and no special meetings of the Board of Directors were held in 2001. In addition, there were 20 Committee meetings. Each director attended at least 89% of the meetings of the Board and the Committees on which he or she serves.

Record and beneficial ownership of directors in equity securities of the Company is shown in the table on page 8.

Board Effectiveness

The Board works to enhance its own effectiveness and to improve the Company's corporate governance practices in a variety of ways, including:

.. Conduct of an annual evaluation of Board structure and performance. This includes reviewing the Board's activities against those set out in its charter and then making recommendations for changes or improvements in practices or structure.

.. Increased contact between outside directors and senior managers through facility visits and work with corporate officers who serve as committee executives.

.. Governance Committee review of incumbent directors prior to recommendation for re-election. The review emphasizes directors' commitment to serving the Company, directors' regular attendance at meetings, and directors' sense of commitment to stockholders, employees and other communities served by the Company.

.. Improving and updating the Corporate Governance Guidelines relating to the Board's governance of the Company, as needed.

Committees of the Board

In order to fulfill its responsibilities, the Board delegates to its various Committees the authority to consider certain matters and report to the Board with appropriate recommendations. There are four standing committees and an Executive Committee. To enhance the effectiveness of the committees:

Each standing committee is chaired by a non-employee director. The chairmanship and membership of all of the committees are rotated from time to time to give the directors a broader knowledge of our Company's affairs. Each committee establishes its own agenda for the year, and conducts a year-end evaluation of its performance by comparing the topics considered at meetings with its charter as established by the Board. Oral reports of committee activities are given at each Board meeting and minutes of committee meetings are sent to all of the directors.

Audit and Finance Committee

The Audit and Finance Committee of the Board:

.. Assists the Board in carrying out its responsibilities for overseeing management's accounting for the Company's financial results and for the timeliness and adequacy of the reporting of those results.

.. Discusses and makes inquiry into the audits of the Company's books made internally and by outside independent auditors, the Company's financial and accounting policies, its internal controls and its financial reporting.

.. Reviews and makes a recommendation to the Board each year with respect to the appointment of independent auditors for the following year.

..  Informs the Board of any significant accounting matters.

.. Reviews and reports to the Board on the Company's management of its financial resources and related judgments.

..  Reviews the performance of the Committee.

Five meetings of the Committee were held in 2001.

Management Development and Compensation Committee

The Management Development and Compensation Committee:

.. Makes recommendations to the Board with respect to any proposals for compensation adjustments of officers who are also directors of the Company.

.. Reviews and evaluates the performance of the chief executive officer on an annual basis.

.. Authorizes compensation or compensation adjustments for other officers of the Company.

..  Administers the Company's executive bonus and Long-Term Incentive
   Compensation Plan. Reviews and endorses changes in Company employee retirement and benefits plans.

.. Reviews officer candidates and endorses nominees for election as executive officers. Delegates to the chief executive officer the authority to act on compensation adjustments at certain levels.

..  Makes recommendations to the Board with respect to directors' compensation.

..  Reviews senior management succession planning.

..  Reviews the performance of the Committee.

Six meetings of the Committee were held in 2001.

Governance Committee

The Governance Committee:

.. Reviews the size and composition of the Board. Reviews possible director candidates and director nominations properly presented by shareholders.

..  Recommends to the Board individuals suitable for election as directors.
   Reviews and recommends annually to the full Board a slate of nominees for election by the Company's shareholders.

.. Reviews institutional affiliations of directors and director candidates for possible conflicts. Reviews and recommends Board Committee assignments.

..  Reviews the performance of the Committee.

Four meetings of the Committee were held in 2001.

Public Policy and Environment Committee

The Public Policy and Environment Committee:

.. Reviews environmental, safety, health and technological policies and programs throughout the Company.

.. Reviews legal issues pertinent to the Company, its policies, programs or possible involvement relating to such issues and the Company's policies and procedures for complying with its legal and regulatory obligations, including its adherence to, and adequacy of, its code of ethical business conduct, antitrust and conflicts-of-interest policies.

.. Reviews the Company's mission and objectives consistent with the responsibilities of good corporate citizenship.

.. Assures that the policies and programs are appropriate to the short- and long-term objectives of the Company in terms of industry leadership, compliance with federal and state laws and regulations and social responsibility.

..  Advises the Board of the effectiveness of these policies and programs.

..  Reviews the performance of the Committee.

Five meetings of the Committee were held in 2001.

Current membership on the above and on the Executive Committee of the Board of Directors is shown on the following page.

                             Committee Membership


                                                       Management
                      Audit  Public Policy            Development
                       and        and                     and
       Directors     Finance  Environment  Governance Compensation Executive
    ------------------------------------------------------------------------
    Dillon, J.T.                                                       X*
    ------------------------------------------------------------------------
    Eaton, R.J.         X                                  X*
    ------------------------------------------------------------------------
    Gibara, S.G.        X                      X
    ------------------------------------------------------------------------
    Henderson, J.A.     X                                  X
    ------------------------------------------------------------------------
    Kennedy, J.R.                  X           X
    ------------------------------------------------------------------------
    Kennedy, R.D.       X                                  X
    ------------------------------------------------------------------------
    McClelland, W.C.               X
    ------------------------------------------------------------------------
    McHenry, D.F.                              X*          X           X
    ------------------------------------------------------------------------
    Noonan, P.F.                   X*          X
    ------------------------------------------------------------------------
    Pfeiffer, J.C.                 X           X
    ------------------------------------------------------------------------
    Sheehan, J.J.                  X           X
    ------------------------------------------------------------------------
    Shoemate, C.R.      X*                                 X           X
    ------------------------------------------------------------------------

* Chairman of the Committee


Related Transaction

In September 2001, The Conservation Fund, a nonprofit organization dedicated to conserving America's land and resources, acquired 608 acres in Burke County, North Carolina from the Company. The purchase price was $1,475,000, its fair market value. Mr. Noonan, a director of the Company, is Chairman of the Board of The Conservation Fund.

                      COMMON STOCK OWNERSHIP OF DIRECTORS
                                AND MANAGEMENT


The following table shows, as of March 12, 2002, the number of shares of and options for Company common stock beneficially owned or otherwise claimed by each director, executive officer included in the Summary Compensation Table on page 18, and by all directors and executive officers of the Company as a group. The total beneficial ownership of common stock of all directors and executive officers as a group represents less than 1% of the outstanding stock. To the best knowledge of the Company as of December 31, 2001, no person or group beneficially owned more than 5% of the Company's common stock outstanding, except as set forth in the table beside the respective shares owned. Footnotes to the table appear on the following page.


                                Stock Ownership

                                     Shares   Stock Units Stock Options
        Name of Individual or Group Owned (1)  Owned (2)    Owned (3)
        --------------------------- --------- ----------- -------------
              J.T. Dillon..........  357,435    37,394      1,067,737
              R.J. Eaton...........   10,800    14,915             --
              S.G. Gibara..........    3,116       893             --
              J.A. Henderson.......    7,175     4,325             --
              J.R. Kennedy.........   59,629     7,123             --
              R.D. Kennedy.........   14,475       840          1,200
              D.F. McHenry.........   11,342    13,944             --
              W.C. McClelland......   31,146        --        465,760
              P.F. Noonan..........    7,450    10,421             --
              J.C. Pfeiffer........   10,734     7,695             --
              J.J. Sheehan.........    5,096     5,357          1,200
              C.R. Shoemate........    7,500    14,174             --
              C.W. Smith...........   89,318    17,405        471,500
              J.P. Melican.........   84,801       427        437,700
              D.W. Oskin...........  145,649        --        401,900
              R.M. Amen...........  133,556    10,399        146,100
              J.V. Faraci..........  111,910     3,251        145,800
        ---------------------------------------------------------------

                                                         Shares
                                                        Owned (1)    %
        -                                               ---------- -----
        All directors and executive officers as a group  1,325,648 0.002
        Greater than 5% Beneficial Owners
        Capital Research and Management Company (4).... 42,242,240   8.8
          333 South Hope Street
          Los Angeles, California 90071
        State Street Bank and Trust Company (5)........ 38,900,835   8.1
          225 Franklin Street
          Boston, Massachusetts 02110

Footnotes to Common Stock Ownership of Directors and Management

(1) Ownership shown includes securities over which the individual or Company has or shares, directly or indirectly, voting or investment powers, including certain relatives and ownership by trusts for the benefit of such relatives; certain individuals may disclaim beneficial ownership of some of these shares, but they are included for the purpose of computing the holdings and the percentages of common stock owned. These numbers do not include shares represented by stock options granted to executive officers under the Long-Term Incentive Compensation Plan.

(2) Ownership shown represents the non-voting stock-equivalent units owned by the named individuals under the Nonfunded Deferred Compensation Plan for Non-Employee Directors or the Unfunded Savings Plan.

(3) Ownership shown does not include the tandem option awards made as a part of these officers' executive continuity awards insofar as the awards are characterized as restricted stock awards.

(4) According to its Schedule 13G filed on February 11, 2002 with the Securities and Exchange Commission, Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, held such shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(5) According to its Schedule 13G filed on February 6, 2002 with the Securities and Exchange Commission, State Street Bank and Trust Company held shares as the independent trustee in trust funds for employee savings, thrift, and similar employee benefit plans of the Company and its subsidiaries ("Company Trust Funds"). In addition, State Street Bank and Trust Company is trustee for various third party trusts and employee benefit plans and is a registered investment advisor. As a result of its holdings, in all capacities, State Street Bank and Trust Company is the record holder of 38,900,835 shares of common stock of the Company. The trustee disclaims beneficial ownership of all such shares except 12,746,331 shares of which it has sole power to dispose or to direct the disposition. The common stock held by the Company Trust Funds is allocated to participants' accounts and such stock or the cash equivalent will be distributed to participants upon termination of employment or pursuant to withdrawal rights. The trustee votes the shares of common stock held in the Company Trust Funds in accordance with the instructions of the participants; shares for which no instructions are received are voted in the Trustee's discretion.

                           COMPENSATION OF DIRECTORS


Fees and Deferrals

The compensation of each non-employee director is a retainer fee of $36,000 per year plus fees of $1,500 for each Board, Committee or other meeting attended. Directors may defer receipt of all or part of their remuneration until a later date under a Nonfunded Deferred Compensation Plan for Non-Employee Directors, at which time the director will be paid in cash equal to (1) the cash amount deferred plus interest at the higher of 6% per annum or the yield of U.S. Treasury bills or (2) the value at the time of payment of units equivalent to the value of Company common stock credited to the director's account at the time of each deferral, plus dividend equivalents.

In addition, there is a compulsory portion to the Nonfunded Deferred Compensation Plan for Non-Employee Directors. Under this, each non-employee director, 54 years or older, is credited with 300 common stock equivalent units each year, which remain in the Plan until death, disability or retirement. The common stock units held in each non-employee director's account are credited with dividend equivalents. Upon retirement, the amounts are paid in cash. Employees of the Company who are also directors receive no compensation for services as directors or for attendance at Board or Committee meetings.

Stock Plan

Presently, under the Non-Employee Directors Restricted Stock Plan, awards of 3,000 shares of common stock are made upon the election or re-election of a director to a full three-year term, and pro-rata awards are made upon the appointment of a non-employee director to fill an unexpired term. Awards made in 2001 were 3,000 shares for each Class I non-employee director. Elected Directors received dividend payments represented by the shares awarded under the Non-Employee Directors Restricted Stock Plan at $0.25 per share per quarter.

Other

As part of its overall program to promote charitable giving to education and assist corporate recruiting and research efforts, the Company established a directors' planned gift program funded by life insurance policies on all directors. Upon the death of an individual director, the Company will donate $1 million over a ten-year period to one or more qualifying universities or colleges recommended by the individual director, and the Company will be reimbursed by life insurance proceeds. Individual directors derive no financial benefit from this program since charitable deductions accrue solely to the Company. The program does not result in any material cost to the Company.

Indemnification Insurance and Contracts

The Company provides liability insurance for the Company's directors and all elected officers, and has contractual arrangements with directors and certain officers of the Company under which the Company agrees to compensate them for costs and liabilities incurred in actions brought against them while acting as directors or officers.

                    MATTERS TO BE CONSIDERED AT THE MEETING



1. ELECTION OF THREE DIRECTORS

The Company's Restated Certificate of Incorporation, as amended, requires the Company to have at least nine directors but not more than 18. The number of directors is set by the Board. The Board has set the number of directors at 11, effective as of the conclusion of the 2002 annual meeting. The Board is divided into three classes with three-year terms. At this meeting, two (2) directors are seeking re-election as Class II directors and one (1) director is seeking election as a Class II director.

Each nominee is currently a director of the Company. Election requires the affirmative vote by the holders of a plurality of outstanding common stock voting at the annual meeting of shareholders. A plurality means that the three
(3) nominees receiving the largest number of votes cast will be elected. Votes that are withheld from any nominee, as well as broker non-votes, will not be counted in such nominee's favor. Shareholders voting at the meeting may not vote for more than the number of nominees listed in the Proxy Statement.
Proxies given to management to vote will be voted according to instructions given, but only for nominees listed in the Proxy Statement. The terms of the present Class II directors expire at the adjournment of the 2002 annual meeting.

Class II Directors - Term Expiring in 2005

The three (3) nominees for election at this meeting as Class II directors are Samir G. Gibara, Jane C. Pfeiffer and Charles R. Shoemate.

[PHOTO]

Samir G. Gibara, 62, chairman of the board, chief executive officer and director of The Goodyear Tire & Rubber Company since 1996. Prior to that time, Mr. Gibara served the Goodyear Tire & Rubber Company in various managerial posts prior to being elected president and chief operating officer in 1995. Mr. Gibara is a member of The Business Roundtable.

Director since March 9, 1999

[PHOTO]

Jane C. Pfeiffer, 69, management consultant. Mrs. Pfeiffer is a director of Ashland, Inc., J.C. Penney Company, Inc., The MONY Group, and the MONY Life Insurance Co. Mrs. Pfeiffer is a senior member of The Conference Board, a Trustee of the University of Notre Dame, and a member of The Council on Foreign Relations.

Director since June 14, 1977

[PHOTO]

Charles R. Shoemate, 62, retired chairman, president and chief executive officer of Bestfoods since 2000. Mr. Shoemate was elected president and a member of the board of directors of Bestfoods in 1988, chief executive officer in August 1990 and chairman in September 1990. Mr. Shoemate is a director of CIGNA Corporation, ChevronTexaco, and the Unilever Advisory Board.

Director since November 1, 1994.

Class I Directors - Term Expiring in 2004

None of these directors are to be elected at the 2002 annual meeting but were elected to serve until the 2004 annual meeting.

[PHOTO]

John T. Dillon, 63, chairman of the board and chief executive officer of International Paper since 1996. Mr. Dillon joined the Company in 1965, serving in various managerial positions prior to being elected president and chief operating officer in 1995. Mr. Dillon is also a director of Caterpillar Inc. and Kellogg Company. Mr. Dillon is chairman of The Business Roundtable and a member of the Advisory Committee for Trade Policies and Negotiation, The American Forest and Paper Association, the National Council on Economics, and the National Council for Air and Stream Improvement, Inc.

Director since March 1, 1991

[PHOTO]

James A. Henderson, 67, retired chairman and chief executive officer of Cummins Engine Company, Inc. since December 1999. From 1995 to 1999, Mr. Henderson served as chairman and chief executive officer of Cummins Engine Company, Inc. Mr. Henderson is a director of SBC Communications Inc., Rohm and Haas Company, Ryerson Tull, Inc., Nanphase Technologies Corporation and Championship Auto Racing Teams, and is also a member of The Business Council.


Director since February 1, 1999

[PHOTO]

Robert D. Kennedy, 69, retired chairman of the board and chief executive officer of Union Carbide Corporation, a position he held from 1986 to 1995. Mr. Kennedy was retired from 1995 until March 1998 when he became chairman of UCAR International, Inc. a position he held until September 1999. Mr. Kennedy is on the board of Kmart Corporation, Sunoco Inc., Hercules, Inc. and Chase Industries. He is also on the Advisory Board of The Blackstone Group and RFE Investment Partners.

Director since May 4, 1999

[PHOTO]

W. Craig McClelland, 67, retired chairman of the board and chief executive officer of Union Camp Corporation since April 1999. Mr. McClelland served as president and chief operating officer of Union Camp from 1989 to 1994. Mr. McClelland is a director of Allegheny Technologies Inc., Water Pik Technologies, Inc. and PNC Financial Corp. and Counselor-for-life of The Conference Board and Global Advisory Council.

Director since May 4, 1999

Class III Directors - Term Expiring in 2003

None of these directors are to be elected at the 2002 annual meeting but were elected to serve until the 2003 annual meeting.

 [PHOTO]

Robert J. Eaton, 62, retired chairman of the board of management of Daimler-Chrysler AG, since March 31, 2000. Mr. Eaton was chairman of Chrysler Corporation from 1993 to 1998. Mr. Eaton is a fellow of both the Society of Automotive Engineers and the Engineering Society of Detroit and a member of the National Academy of Engineering. Mr. Eaton is a director of ChevronTexaco, and a member of The Business Council.

Director since January 10, 1995

[PHOTO]

John R. Kennedy, 71, retired president and chief executive officer of Federal Paper Board Company, Inc., since 1996. Mr. Kennedy was president and chief executive officer of Federal Paper Board Company from 1975 to 1996. Mr. Kennedy is a director of Chase Brass Industries, Inc., Holicm (US) Inc. and Modis Professional Services. He is director and chairman of the board of Georgetown University.

Director since March 12, 1996


[PHOTO]

Donald F. McHenry, 65, Distinguished Professor of Diplomacy at Georgetown University since 1981. Mr. McHenry is president of the IRC Group LLC and a director of AT&T, The Coca-Cola Company, Fleet Boston Financial, the Fleet National Bank, Glaxo SmithKline plc, the Institute for International Economics and Corporate Council on Africa.

Director since April 14, 1981

[PHOTO]

Patrick F. Noonan, 59, chairman of the board of The Conservation Fund (a nonprofit organization dedicated to conserving America's land and water resources) since 1985. Mr. Noonan is a trustee of The National Geographic Society and a director of Ashland, Inc. and Saul Centers REIT. Mr. Noonan is a member of the Board of Visitors of Duke University School of the Environment and The President's Commission on White House Fellows.

Director since December 14, 1993

                     REPORT OF THE MANAGEMENT DEVELOPMENT
                          AND COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

As of December 31, 2001, the Management Development and Compensation Committee (Committee) consisted of five outside directors: Robert J. Eaton, James A. Henderson, Robert D. Kennedy, Donald F. McHenry, and Charles R. Shoemate. Mr. Eaton is chairman. The Committee met six times in 2001 with an 86% attendance. The Chairman and Chief Executive Officer of the Company was not present during any discussion of his compensation.

General

Total compensation received by the named executive officers consists of salary, cash bonus, stock options, and restricted stock. The total compensation has been designed to attract the most qualified talent, motivate them to reach their highest level of achievement, reward sustained superior performance, and retain those senior managers whose competencies are prerequisite to shareholder value appreciating over the long term. The cash bonus and long-term incentives introduce considerable risk in the total executive compensation package, since the value of these components may vary significantly from year to year based on Company performance, individual performance, and Company stock price.

The Committee periodically reviews each component of the Company's executive compensation program to ensure that pay levels and incentive opportunities are competitive and that incentive opportunities are linked to Company performance. The Committee relates total compensation levels for the Company's executives to the compensation paid at a select group of comparator companies. The Committee reviews and approves the selection of companies used for compensation comparisons. The comparator group consists of 15 industrial companies whose average revenue size approximates that of International Paper. Position-by-position comparisons are conducted by using regression analysis techniques to determine market values for each element of the compensation program. It is the Company's philosophy to structure executive compensation levels to equal the competitive market averages within the comparator group for similar positions.

The Company's Management Incentive Plan (MIP) directly links payment of an annual cash bonus to the achievement of (1) the Company's return on investment compared to the average return on investment of a group of companies included in the forest products and paper industry; (2) the Company's return on investment improvement compared to plan target; and (3) Company objectives related to its performance drivers. In 2001, the Company improved its relative standing to other companies included in this group, but fell below its projected return on investment improvement goal. Accordingly, the MIP bonus awards as set out on page 18 were earned for 2001, and, in the aggregate, were paid below target.

The Company's Long-Term Incentive Compensation Plan (LTICP) originally approved by the shareholders in 1989, as amended, provides for awards of stock options and restricted stock in the form of performance shares which are made in amounts which the Committee determines to be competitive based on the study described above. Under the LTICP, stock options were granted at fair market value at the time of the award and will vest two years after grant.

Pursuant to the LTICP, the Committee approved a Restricted Performance Share Program, which became effective on January 1, 2001. Under this program, contingent awards of performance shares, relating to designated award periods, were made in January 2001 with respect to a three-year performance period which commenced on January 1, 2001 and ends on December 31, 2003. The performance shares are contingent upon the Company's financial performance over specified award periods as determined by comparing the Company's return on investment and total shareholder return to a nine member peer group of competitors in the forest and paper products industry. Actual awards are adjusted up or down based on the Company's performance against these criteria. If, in an award period, the Company ranks below seven in the nine company peer group, no performance shares are earned for that period. Above this threshold, the contingent award is reduced if the target goal is not met and supplemented if the target goal is exceeded, up to a maximum of 250% if the Company ranks first or second in the peer group.

In 2000, to facilitate a successful, expedient and cost-effective integration of Champion International Corporation into International Paper, the Committee approved the Champion Merger Savings and Synergy Plan. Under this plan, the Committee granted contingent awards to key senior managers as an incentive to achieve stated annual savings and specific conditions over the 18-month award period (July 1, 2000 through December 31, 2001). These one-time awards are expressed as stock units and were earned based upon the Committee's determination of the level of achievement of the plan's stated objectives. The savings attainment exceeded target attainment of $425,000,000, resulting in participants receiving 175% of targeted award levels.

From time to time, executive continuity awards are made with long-term vesting requirements which are designed to encourage retention of a select number of senior executives designated by the Committee. The size of an award, and any adjustments, is determined by the Committee to reflect an executive's level of responsibility and individual performance. As provided by the LTICP, an executive continuity award consists of a tandem grant of restricted stock together with a related non-qualified stock option which is granted at fair market value and will vest either as restricted stock or non-qualified options as determined by the Committee.

The 2001 Executive Officers' Compensation

The committee approved merit-based salary increases for all named executive officers based on competitiveness of the executives' pay and personal performance. In April 2001, Mr. Dillon's salary was increased to $1,140,000, which is approximately the average base salary level for chief executive officers based on regression analysis in the group of surveyed companies referred to above. Salaries paid to the named officers in 2001 were competitively positioned around the average of the surveyed companies.

MIP awards for the named executive officers for 2001 were determined by the Committee after review of Company performance compared to predetermined 2001 financial and non-financial goals and in consideration of individual contributions. All named executive officers' MIP awards were aligned with the percentage of achievement of Company goals.

The Committee granted stock options for 2001 based on earlier described competitive surveys of senior managers' total compensation packages, without consideration of the amount of stock options already held by named executive officers. Mr. Dillon's 2001 stock option award consisted of two separate awards of 75,000 each; his 2000 stock option award consisted of two separate awards of 100,000 each; and his 1999 stock option award was 85,000 shares. Pursuant to the Restricted Performance Share Program, Mr. Dillon received three awards of 50,000 contingent restricted shares relating to the three award periods under the program. Since the target goal for the first award period was not met, 33,959 shares were earned for this period, and 16,041 were forfeited.

The Committee has considered the provisions of the Omnibus Budget Reconciliation Act of 1993 which limit deductibility of certain compensation paid to named executive officers which exceeds $1 million. The Committee endorsed amendments to the LTICP in 1994 to make certain sections of the plan compatible with those provisions, while maintaining the Committee's flexibility in the MIP to exercise business judgment in determining awards to take account of business conditions or the performance of individual executives. In 2001, the Committee recognized that the named executive officers' total current compensation was above $1 million, which means that the portion of that compensation that does not qualify under those provisions will not be tax deductible by the Company.

THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                           Robert J. Eaton, Chairman
                              James A. Henderson
                               Robert D. Kennedy
                               Donald F. McHenry
                              Charles R. Shoemate

Compensation Committee Interlocks and Insider Participation

No executive officer or other employee of the Company served as a member of the Committee or as a member of the compensation committee on the board of any company where an executive officer of such company is a member of the Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file reports of ownership and changes in ownership of Company stock with the Securities and Exchange Commission and the New York Stock Exchange. Copies of these reports must also be furnished to the Company.

Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to the Company, or written representations from reporting persons, the Company believes that all filing requirements applicable to its executive officers and directors were complied with during 2001.

                               PERFORMANCE GRAPH


The following graph compares a $100 investment in International Paper stock with a similar investment in a peer group of six key competitor companies and the S&P 500. The graph portrays total return, 1996-2001, assuming reinvestment of dividends.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                      FIVE YEARS ENDED DECEMBER 31, 2001*

                                    [CHART]


        International    S&P 500    Peer
            Paper         Index    Group**
            -----         -----     -----
1996         100           100       100
1997         109           133       108
1998         116           172       112
1999         149           208       168
2000         111           189       120
2001         112           166       123



Assumes $100 invested on December 31, 1996.
*  Total return assumes reinvestment of dividends.
** Includes Boise Cascade, Mead Corporation, Georgia-Pacific Corporation,
   Smurfit-Stone Container Corporation (includes only Stone Container prior to 11/10/98), Westvaco Corporation and Weyerhauser Company.

                            ADDITIONAL INFORMATION
                       REGARDING EXECUTIVE COMPENSATION


The compensation of the Company's executive officers is approved by the Committee except for the compensation of officer-directors. Their compensation is first recommended by the Committee and then approved by the Board of Directors.
The following tables set forth information with respect to the Chief Executive Officer and the five most highly compensated executive officers of the Company for the years 1999-2001.


                                       SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------
                                                                  Long-Term Compensation
                                                               -----------------------------
                                    Annual Compensation              Awards        Payouts
                              -------------------------------- ------------------ ----------
          (a)            (b)     (c)       (d)        (e)         (f)       (g)      (h)         (i)
                                                     Other     Restricted           LTIP      All Other
                                Salary    Bonus      Annual      Stock    Options  Payouts   Compensation
   Name and Position     Year   ($)(1)    ($)(2)     ($)(3)      ($)(4)   (#)(5)   ($)(6)       ($)(7)
------------------------ ---- ---------- -------- ------------ ---------- ------- ---------- ------------
John T. Dillon as        2001 $1,130,625 $600,000          --      --     150,000 $2,145,246   $255,742
Chief Executive Officer  2000  1,089,375  975,000          --      --     200,000  5,387,391    196,429
                         1999  1,035,000  875,000          --      --     254,000         --    226,952
---------------------------------------------------------------------------------------------------------
C. Wesley Smith as       2001 $  584,100 $217,000          --      --     232,000 $1,112,124   $123,713
Executive Vice President 2000    568,400  339,700          --      --      86,000  1,253,966    101,835
                         1999    527,917  300,000          --      --      64,400         --    114,070
---------------------------------------------------------------------------------------------------------
David W. Oskin as        2001 $  552,825 $217,000  $1,950,370      --     192,000 $1,112,124   $ 58,691
Executive Vice President 2000    530,033  339,700          --      --      80,000  1,142,437     56,305
                         1999    472,917  300,000          --      --      62,800         --     51,653
---------------------------------------------------------------------------------------------------------
James P. Melican as      2001 $  563,250 $169,000          --      --     223,000 $1,029,909   $103,274
Executive Vice President 2000    548,100  264,200          --      --      76,300  1,047,358     97,059
                         1999    528,333  250,000          --      --      75,900         --    101,166
---------------------------------------------------------------------------------------------------------
Robert M. Amen as        2001 $  447,417 $217,000  $   98,766      --      23,000 $1,029,909   $ 59,273
Executive Vice President 2000    395,483  292,000     147,381      --      60,000    767,553     51,427
                         1999    322,333  260,000     142,498      --      52,100         --     39,895
---------------------------------------------------------------------------------------------------------
John V. Faraci as        2001 $  447,417 $217,000          --      --      23,000 $1,029,909   $ 58,089
Executive Vice President 2000    394,883  264,200          --      --      64,000  1,047,358     48,664
                         1999    349,358  240,140  $  630,123      --      28,000         --     24,992
---------------------------------------------------------------------------------------------------------

(1) Salary paid in 2001, 2000 and 1999 includes amounts deferred.
(2) Amounts shown include Management Incentive Plan awards paid in 2002, 2001 and 2000 attributable to 2001, 2000, and 1999, respectively, including amounts deferred.
(3) The amount for Mr. Oskin in 2001 includes the imputed income generated from the Company's payment of a third party loan on behalf of Mr. Oskin. This loan was undertaken in connection with an expatriate assignment in New Zealand from 1993 to 1995.
   The amounts for Mr. Amen in 2001, 2000 and 1999 represent expenses related to Mr. Amen's expatriate assignment in Belgium and his subsequent return to the U.S.
   The amount for Mr. Faraci in 1999 is made up of: (a) imputed income generated from the Company's payment of a third party loan on behalf of Mr. Faraci in connection with Mr. Faraci's expatriate assignment in New Zealand, and (b) expenses related to Mr. Faraci's expatriate assignment in New Zealand.

(4) Restricted shares awarded in 2001 under the Restricted Performance Share Program but not yet vested as of December 31, 2001 are disclosed in the table captioned "Long-Term Incentive Plan--Awards During 2001" on page 22. These awards will be disclosed in column (h) in the year they vest. Restricted performance shares awarded in 2001 which vested as of December 31, 2001 are reflected in column (h) above. No restricted performance shares were awarded in 1999 or 2000.
   The number and dollar value of restricted stock holdings (including dividends) at December 31, 2001 are as follows:

                                      Restricted   Dollar
                                        Stock      Value
                                      ---------- ----------
                     John T. Dillon..  149,041   $6,013,804
                     C. Wesley Smith.   30,825    1,243,801
                     David W. Oskin..   40,141    1,619,701
                     James P. Melican   24,660      995,025
                     Robert M. Amen..   73,828    2,978,960
                     John V. Faraci..   74,150    2,991,953

    These numbers include the restricted stock portion of the tandem awards of restricted stock/options made to the respective individuals under executive continuity awards. Dividends are paid on restricted shares.
(5) Includes replacement options if applicable. These figures do not include the tandem option awards made as a part of the executive continuity awards, insofar as the awards are characterized as restricted stock awards.
(6) Long-Term Incentive Plan payouts in 2001 include: (a) payouts related to the Champion Merger Savings and Synergy Plan which had an award period beginning on July 1, 2000 and ending on December 31, 2001 and (b) the value of the restricted shares awarded in 2001 under the Restricted Performance Share Program which were earned on December 31, 2001 (including dividends). Long-Term Incentive Plan payouts in 2000 include: (a) payouts related to the Integration Savings & Synergy Incentive Program for the merger with Union Camp Corporation which had an award period beginning on May 1, 1999 and ending on October 31, 2000; and (b) Transitional Performance Unit Plan which had an award period beginning on July 1, 1999 and ending on December 29, 2000.
(7) Totals for 2001 represent (a) Company contributions to the Salaried Savings Plan and Unfunded Savings Plan, (b) cost of group life insurance, (c) premium payments grossed up for taxes for the Executive Supplemental Insurance Plan (ESIP) and (d) accruals for ESIP lump-sum dividend payments as follows (the letters correspond to the above items):

                                  (a)      (b)     (c)      (d)
               -                -------- ------- -------- -------
               John T. Dillon.. $106,544 $17,515 $110,837 $20,846
               C. Wesley Smith.   46,627   8,866   50,999  17,221
               David W. Oskin..    8,160   5,449   35,710   9,372
               James P. Melican   42,075   8,534   32,342  20,323
               Robert M. Amen..   37,324   2,332   19,617      --
               John V. Faraci..   35,990   2,332   19,767      --

    The table below sets out information on option grants made in 2001 to the named executive officers.

                             OPTION GRANTS IN 2001

                                                Individual Grants
                         ---------------------------------------------------------------
          (a)                (b)           (c)           (d)         (e)         (f)
                                       % of Total
                           Options   Options Granted Exercise or             Grant Date
                           Granted    to Employees    Base Price  Expiration    Value
   Name and Position       (#) (1)       in 2001        ($/Sh)       Date      ($) (2)
------------------------ ----------  --------------- ------------ ---------- -----------
John T. Dillon as         75,000 (O)      1.01%      $      35.05  04/10/11  $   723,885
Chief Executive Officer   75,000 (O)      1.01%             35.00  10/09/11      693,863
----------------------------------------------------------------------------------------
C. Wesley Smith as        16,000 (O)      0.22%      $      35.05  04/10/11  $   154,429
Executive Vice President 120,000 (R)      1.62%             39.55  04/23/04    1,052,448
                          80,000 (R)      1.08%             39.55  04/23/04      701,632
                          16,000 (O)      0.22%             35.00  10/09/11      148,024
----------------------------------------------------------------------------------------
David W. Oskin as         16,000 (O)      0.22%      $      35.05  04/10/11  $   154,429
Executive Vice President 160,000 (R)      2.16%             39.14  08/30/07    1,420,864
                          16,000 (O)      0.22%             35.00  10/09/11      148,024
----------------------------------------------------------------------------------------
James P. Melican as      200,000 (R)      2.70%      $      42.24  09/08/05  $ 1,868,780
Executive Vice President  11,500 (O)      0.16%             35.05  04/10/11      110,996
                          11,500 (O)      0.16%             35.00  10/09/11      106,392
----------------------------------------------------------------------------------------
Robert M. Amen as          9,000 (O)      0.12%      $      35.05  04/10/11  $    86,866
Executive Vice President  14,000 (O)      0.19%             35.00  10/09/11      129,521
----------------------------------------------------------------------------------------
John V. Faraci as          9,000 (O)      0.12%      $      35.05  04/10/11  $    86,866
Executive Vice President  14,000 (O)      0.19%             35.00  10/09/11      129,521

(1) Upon exercise of an option, a replacement option may be granted with the exercise price equal to the current market price and with a term extending to the expiration date of the original option. Original options are indicated by "(O)" and replacement options by "(R)".
   These numbers do not include any options granted as part of the tandem awards of restricted stock/options made as continuity awards which are reported under footnote (4) to the Summary Compensation Table.
(2) Grant date value is based on Black-Scholes option pricing model adapted for use in valuing stock options. The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period and when they are exercised. The Company believes that no model accurately predicts the future price of the Company's stock or places an accurate present value on stock options. The grant date values were determined based upon the following assumptions:

                                      Original (O) Replacement (R)
                                      ------------ ---------------
             Expected volatility.....    41.02%         39.51%
             Risk-free rate of return     3.91%          4.40%
             Dividend yield..........     2.61%          2.64%
             Expected term (years)...     3.00           2.10

The table below sets forth the information on options exercised and options outstanding.

                                        AGGREGATED OPTION EXERCISES IN 2001
                                        AND DECEMBER 31, 2001 OPTION VALUES
---------------------------------------------------------------------------------------------------------------------
          (a)                (b)             (c)             (d)          (e)            (f)              (g)
                                                                                         Value of Unexercised
                                                           Number of Unexercised             In-the-Money
                                                                Options at                    Options at
                            Shares                           12/31/01 (#) (1)              12/31/01 ($) (1)
                         Acquired on                     ------------------------- ---------------------------------
   Name and Position     Exercise (#) Value Realized ($) Exercisable Unexercisable Exercisable (2) Unexercisable (2)
------------------------ ------------ ------------------ ----------- ------------- --------------- -----------------
John T. Dillon as               --                --       717,737      350,000      $3,245,000       $1,902,500
Chief Executive Officer
--------------------------------------------------------------------------------------------------------------------
C. Wesley Smith as         200,000        $2,529,040       353,500      118,000      $  183,910       $  645,013
Executive Vice President
--------------------------------------------------------------------------------------------------------------------
David W. Oskin as          160,000        $2,402,928       289,900      112,000      $  213,862       $  645,013
Executive Vice President
--------------------------------------------------------------------------------------------------------------------
James P. Melican as        200,000        $3,623,760       350,700       87,000              --       $  475,675
Executive Vice President
--------------------------------------------------------------------------------------------------------------------
Robert M. Amen as               --                --        63,100       83,000              --       $  530,988
Executive Vice President
--------------------------------------------------------------------------------------------------------------------
John V. Faraci as               --                --        58,800       87,000      $   10,800       $  530,988
Executive Vice President

(1) Options granted as part of the tandem awards of restricted stock/options made as executive continuity awards are not included.
(2) Total value of options (market value minus exercise price) based on fair market value of the Company's stock of $40.35, as of December 31, 2001.

The table below sets out information on Long-Term Incentive Plan Awards granted to the named executive officers during 2001. Awards reflected in the following table relate to the Restricted Performance Share Program which became effective on January 1, 2001, and which is described in the Management Development and Compensation Committee's Report. Awards of Restricted Performance Shares which were earned with respect to the award period which commenced on January 1, 2001 and ended on December 31, 2001, are included in column (h) of the Summary Compensation Table.


                    LONG-TERM INCENTIVE PLAN--AWARDS DURING 2001
--------------------------------------------------------------------------------------
                                                      Estimated Future Payouts under
                                                      Non-Stock Price-Based Plans (1)
                                                      -------------------------------
          (a)               (b)            (c)           (d)       (e)        (f)
                         Number of     Performance    Threshold   Target    Maximum
   Name and Position     Shares (#)      Period        ($)(2)     ($)(3)    ($)(4)
-------------------------------------------------------------------------------------
John T. Dillon as          50,000   01/01/01-12/31/02     --    $2,040,625 $5,101,563
Chief Executive Officer    50,000   01/01/01-12/31/03     --     2,040,625  5,101,563
-------------------------------------------------------------------------------------
C. Wesley Smith as         15,000   01/01/01-12/31/02     --    $  612,188 $1,530,469
Executive Vice President   15,000   01/01/01-12/31/03     --       612,188  1,530,469
-------------------------------------------------------------------------------------
David W. Oskin as          15,000   01/01/01-12/31/02     --    $  612,188 $1,530,469
Executive Vice President   15,000   01/01/01-12/31/03     --       612,188  1,530,469
-------------------------------------------------------------------------------------
James P. Melican as        12,000   01/01/01-12/31/02     --    $  489,750 $1,224,375
Executive Vice President   12,000   01/01/01-12/31/03     --       489,750  1,224,375
-------------------------------------------------------------------------------------
Robert M. Amen as          13,750   01/01/01-12/31/02     --    $  561,172 $1,402,930
Executive Vice President   14,167   01/01/01-12/31/03     --       578,191  1,445,477
-------------------------------------------------------------------------------------
John V. Faraci as          13,750   01/01/01-12/31/02     --    $  561,172 $1,402,930
Executive Vice President   14,167   01/01/01-12/31/03     --       578,191  1,445,477

(1) The dollar value of estimated payouts was calculated using the $40.8125 per share grant price.
(2) No award is earned if the Company ranks 8th or 9th out of the designated nine member peer group.
(3) 100% of the award is earned if the Company ranks 5th out of the designated nine member peer group.
(4) Up to 250% of target award is earned if the Company ranks 1st or 2nd out of the nine member designated peer group.

Retirement Benefits

"Pensionable Remuneration" means salary, cash bonus, and compensation deferred under the Unfunded Savings Plan or awards deferred under the MIP and, with respect to Mr. Dillon, amounts related to the Champion Merger Savings and Synergy Plan.

The following table shows the total estimated annual pension benefits payable under the Company's qualified and supplementary retirement plans upon retirement at age 65, calculated on a straight life annuity basis and reduced by a Social Security offset:

                                 Creditable Years of Service
              -----------------------------------------------------------------
 Pensionable
 Remuneration     15         20         25         30         35         40
 ------------ ---------- ---------- ---------- ---------- ---------- ----------
  $  400,000. $  186,014 $  190,784 $  190,784 $  191,184 $  224,584 $  257,984
  $  600,000.    283,514    290,784    290,784    291,384    341,484    391,584
  $  800,000.    381,014    390,784    390,784    391,584    458,384    525,184
  $1,000,000.    478,514    490,784    490,784    491,784    575,284    658,784
  $1,500,000.    722,264    740,784    740,784    742,284    867,534    992,784
  $2,000,000.    966,014    990,784    990,784    992,784  1,159,784  1,326,784
  $2,500,000.  1,209,764  1,240,784  1,240,784  1,243,284  1,452,034  1,660,784
  $3,000,000.  1,453,514  1,490,784  1,490,784  1,493,784  1,744,284  1,994,784
  $3,500,000.  1,697,264  1,740,785  1,740,785  1,744,284  2,036,534  2,328,784
  $4,000,000.  1,941,014  1,990,785  1,990,785  1,994,784  2,328,784  2,662,784

Retirement benefits are payable under one or more of the following plans: a qualified plan covering all salaried employees which provides pension benefits based on final average earnings; a supplementary plan which provides a make-up of qualified plan benefits limited by the imposition of statutory tax code limitations; and a supplementary plan covering designated senior managers which provides supplemental benefits to the qualified plan. At December 31, 2001, the number of creditable years of service and pensionable remuneration for the named officers was:

                         Name        Years Remuneration
                         ----        ----- ------------
                         Mr. Dillon. 34.92  $3,105,625
                         Mr. Smith.. 21.33   1,023,600
                         Mr. Melican 17.92     906,950
                         Mr. Oskin.. 26.25     992,325
                         Mr. Amen... 21.25     905,333
                         Mr. Faraci. 27.33     886,917

Matching the creditable years with the table above will indicate annual pension benefits.

                            TERMINATION AGREEMENTS

The Company has agreements with members of the executive officer group, including the Chief Executive Officer and the five most highly compensated executive officers of the Company as of December 31, 2001, providing for payments and other benefits if there is a "change of control" (as defined in each such agreement) of the Company. Upon a change of control, all outstanding stock options will vest and become exercisable, any forfeiture and similar provisions related to restricted stock will lapse, all performance goals applicable to any performance-based awards will be deemed to have been fully satisfied and each executive continuity award and other long-term award will become fully vested and, if applicable, fully exercisable.

In addition to the change in control, if the officer's employment is terminated
(i) by the Company or its successor, other than for cause, disability or retirement, or (ii) by the officer if the chief executive officer of the Company ceases to hold that position for reasons other than cause, retirement or disability, or if there is an adverse change in, among other things, the officer's duties or responsibilities, compensation or benefits or office location, then the officer will receive:

(a) continuation of medical and dental insurance coverage until age 65 or eligibility to join a comparable plan sponsored by another employer;

(b) retiree medical coverage;

(c) a lump-sum payment equal to base salary through termination, an amount in cash equal to the value of any earned but unused vacation, and unpaid short- term annual incentive compensation for the year preceding termination;

(d) a lump-sum payment equal to his or her short-term annual incentive compensation for the year in which the termination occurs, determined as if the applicable performance goals were satisfied, and prorated to reflect the actual number of days elapsed during the year;

(e) a lump-sum payment equal to:

    (i) his or her annualized base salary at termination together with the greater of his or her target short-term incentive compensation for the year in which the termination occurs or his or her average short-term incentive compensation during the three years preceding termination, multiplied by the number "three"; and

   (ii) an amount necessary to offset any federal excise tax on all payments received under the agreement, unless the aggregate value of all such payments are less than 115% of his or her base amount, multiplied by the number "three", in which case such payments will be reduced to avoid any such federal excise tax;

(f) the highest, as determined by the Company's outside auditors, of his or her benefits (i) under the Company's supplemental retirement plan as if there had been a change of control, (ii) under the same plan as if there had not been a change of control but as if he or she were credited with additional years of age and service or (iii) under the company's retirement plan as if he or she were credited with additional years of age and service; and

(g) executive financial counseling services.

In addition to these provisions, Mr. Dillon's agreement can be triggered by a voluntary termination at any time within 18 months of the change in control. The agreement provides him with the above benefits as well as:

(a) payment of vested benefits under the pension plan which entitlement shall include payments made under the agreement which constitute "compensation" under the pension plan;

(b) a lump-sum payment equal to the difference between:

    (i) the actuarial value on termination date of accrued vested pension benefits; and

   (ii) the actuarial value on termination date of what accrued pension benefits would have been if the period and payments set out in (d)(i) and (d)(ii) below were recognized under the pension plan;

(c) in lieu of (a) above, continuation of most benefits (including medical and dental insurance) until age 65 and assignment of any assignable insurance policy owned by the Company and relating specifically to Mr. Dillon;

(d) in lieu of (e) above, a lump-sum payment equal to:

    (i) his annualized base salary at termination,

   (ii) the greater of his or her target short-term incentive compensation for the year in which the termination occurs or his or her average short-term incentive compensation during the three years preceding termination,

  (iii) the value of his average earned award under the Performance Share Plan
        (PSP) for three years preceding termination;

    in each case multiplied by the number "four";

(e) a lump-sum payment equal to the value of any deferred incentive compensation or PSP awards; and

(f) stock options equal to the average number of options awarded during the three years preceding termination (excluding any special executive continuity awards), multiplied by the number "four" plus the extension of each option held if he had not left the Company.

The Board requires unanimous approval at a meeting of the Management Development and Compensation Committee, and majority approval by the Board before any termination agreement such as those described above is amended or entered into.

In addition to the foregoing, the Long-Term Incentive Compensation Plan contains provisions that release restrictions from stock awards and stock options for all members of the group if there is a change of control of the Company. Also, the supplemental retirement plan for senior managers provides that if a change of control of the Company occurs, pension benefits will vest immediately and the minimum benefit will be increased from 25% to 50% of pensionable remuneration.

                        REPORT OF THE AUDIT AND FINANCE
                      COMMITTEE OF THE BOARD OF DIRECTORS
The following is the report of the Audit and Finance Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2001.

The Audit and Finance Committee has reviewed and discussed the Company's audited financial statements with management. The Audit and Finance Committee has discussed with Arthur Andersen LLP, the Company's independent auditor, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

The Audit and Finance Committee acts pursuant to the Audit and Finance Committee Charter. Each of the members of the Audit and Finance Committee qualifies as an "independent" director under the current listing standards of the New York Stock Exchange.

Based on the review and discussions referred to above, the Audit and Finance Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

    Audit and Finance Committee:
    Charles R. Shoemate, Chairman
    Robert J. Eaton
    Samir G. Gibara
    James A. Henderson
    Robert D. Kennedy

                       THE COMPANY'S INDEPENDENT AUDITOR

Arthur Andersen LLP was the independent auditor of the Company's consolidated financial statements for the fiscal year ended December 31, 2001. In connection with its regular process of recommending to the Board an independent auditor of the Company's consolidated financial statements, the Audit and Finance Committee has considered the qualifications of Arthur Andersen LLP, which has served as independent auditor of the Company for many years, including a review of the engagement team, the quality control procedures the firm has established, and its past service to the Company, as well as the current controversy surrounding the conduct of Arthur Andersen LLP in relation to Enron Corp. In light of this controversy and certain ongoing investigations relating to Arthur Andersen LLP, the Audit and Finance Committee has not completed its process relating to the recommendation to the Board of an independent auditor. The Audit and Finance Committee expects to make a recommendation during the second quarter of 2002 to the Board of an independent auditor for the fiscal year ending December 31, 2002.

During 2001, the Company retained Arthur Andersen LLP to provide services in the categories set forth in the following table. Amounts (in thousands) of aggregate fees billed by Arthur Andersen LLP for these services for the year ended December 31, 2001 are as follows:

Fees

                Audit Fees.............................. $ 4,400
                                                         =======
                Financial Information Systems Design and
                  Implementation Fees................... $     0
                All Other Fees
                 --Audit Related (A).................... $ 6,000
                 --Other (A)(B)......................... $12,400
                                                         -------
                Total All Other Fees.................... $18,400
                                                         =======

--------
(A) Total fees paid for the work performed in connection with businesses being divested was $7.6 million, of which $4.9 million was for audits and is reflected in audit related fees and $2.7 million is tax related and is included in other.
(B) Approximately 75% of these fees relate to tax matters.

The Audit and Finance Committee has considered whether the provision of non-audit services by the Company's auditor is compatible with maintaining auditor independence.

Representatives of Arthur Andersen LLP will attend the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                           [LOGO] International Paper
                               400 Atlantic Street
                          Stamford, Connecticut 06921


               Printed on Hammermill Papers, Accent Opaque 40 lbs.
            Hammermill Papers is a division of International Paper.


                                                VOTE BY INTERNET - www.proxyvote.com
INTERNATIONAL PAPER COMPANY                                        ------------------
C/O MELLON INVESTOR SERVICES                    Use  the Internet to transmit your voting instructions and
P.O. BOX 3500                                   for electronic delivery of information up until 11:59
SOUTH HACKENSACK, NJ 07606-9200                 P.M. Eastern Daylight Time the day before the meeting
                                                date. Have your proxy card in hand when you access the
                                                web site. You will be prompted to enter your 12-digit
                                                Control Number which is located below to obtain your
                                                records and to create an electronic voting instruction
                                                form. Plan participants must provide voting
                                                instructions on or before May 2, 2002.

                                                VOTE BY PHONE - 1-800-690-6903
                                                Use  any touch-tone telephone to transmit your voting
                                                instructions up until 11:59 P.M. Eastern Daylight Time
                                                the day before the meeting date. Have your proxy card
                                                in hand when you call. You will be prompted to enter
                                                your 12-digit Control Number which is located below and
                                                then follow the simple instructions the Vote Voice
                                                provides you. Plan participants must provide voting
                                                instructions on or before May 2, 2002.

                                                VOTE BY MAIL -
                                                Mark, sign, and date your proxy card and return it in the
                                                postage-paid envelope we have provided or return it to
                                                International Paper Company, c/o ADP, 51 Mercedes Way,
                                                Edgewood, NY 11717.

                                                If you or your proxy are planning to attend the annual
                                                shareholders meeting on May 7, 2002, please check the box
                                                in the space indicated on the proxy card below, or so
                                                indicate when you vote by Internet, and an admittance
                                                card will be held for you at the meeting.


TO VOTE BY MAIL, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X PAPER1     KEEP THIS PORTION FOR YOUR RECORDS
-------------------------------------------------------------------------------------------------------------------
                                                                                DETACH AND RETURN THIS PORTION ONLY


                        THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

 INTERNATIONAL PAPER COMPANY

    The Board of Directors recommends a vote "FOR"
    Item 1 - Election of the following Nominees as Directors:

    Class II (3-year term)          For    Withhold    For All       To withhold authority to vote,
    01) Samir G. Gibara             All      All       Except        mark "For All Except" and write
    02) Jane C. Pfeiffer            [ ]      [ ]        [ ]          the nominee's number(s) on the line below.
    03) Charles R. Shoemate
                                                                     ------------------------------------------


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy/voting instruction card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy/voting instruction card will be voted for election of the Board of Directors' nominees, or if you are a participant in one or more of the plans shown on the reverse side of this proxy/voting instruction card, as may otherwise be provided in the plan(s).

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership or LLC, please sign in firm name by authorized partner or member.

If you or your proxy are planning to attend the Annual Meeting of Shareholders on May 7, 2002, please check the box and an admittance card will be held for you at the meeting. [ ]


Signature [PLEASE SIGN WITHIN BOX]  Date       Signature (Joint Owners)   Date

                           [LOGO] International Paper

                           INTERNATIONAL PAPER COMPANY

          SHAREHOLDER'S PROXY AND CONFIDENTIAL VOTING INSTRUCTION CARD
              ANNUAL MEETING OF SHAREHOLDERS - TUESDAY, MAY 7, 2002

THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERNATIONAL PAPER COMPANY AND THE TRUSTEES OF THE PLANS LISTED BELOW, FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS, TO BE HELD ON MAY 7, 2002 AND AT ANY ADJOURNMENT THEREOF.

You are receiving this proxy/voting instruction card because you are a participant in one or more of the plans listed below and/or a registered shareholder. If you are a registered shareholder, by signing this proxy/voting instruction card you are appointing John T. Dillon and James P. Melican, jointly or individually, as proxies, with power of substitution, to vote all shares you are entitled to vote at the Annual Meeting of Shareholders on May 7, 2002, and any adjournment thereof. This proxy will be voted FOR Item 1, the election of Class II Directors, unless otherwise directed, and in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

If you are a participant in one or more plans, by signing this proxy/voting instruction card, you are instructing your Trustee to vote your shares of common stock in accordance with your voting instructions and the terms of the plan(s). If you are a participant in one or more of the plans, and you do not provide voting instructions, the Trustee(s) will act in accordance with the plan(s). The Trustee under each of the plans listed below has authorized Automatic Data Processing as an agent to tally the votes. Any shares held by the Trustee(s) for which it has not received voting instructions by May 2, 2002, will be voted by the Trustee(s), in accordance with the terms of the plan(s).

    International Paper Salaried Savings Plan
    International Paper Retirement Savings Plan                        Union Camp Corporation Franklin Employee Investment Plan
    International Paper Hourly Savings Plan                            Union Camp Corporation Employee Investment Plan
    Champion International Savings Plan for Salaried Employees #077    Union Camp Corporation Savannah Employee Investment Plan
    Champion International Savings Plan for Hourly Employees #158      Puerto Rico Container Company Employees' Savings Plan
    Union Camp Corporation Employees' Savings & Investment Plan        Union Camp Corporation Prattville Employees' Investment Plan

The proxies are instructed to vote as indicated on the reverse side. This proxy revokes all prior proxies given by you. Please sign on the reverse side exactly as name or names appear there. If shares are held in the name of joint holders, each should sign. If you are signing as trustee, executor, etc., please so indicate.